EXHIBIT 23.1

Consent of the Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan of Rainmaker Systems, Inc. of our report dated January 17, 2003 with respect to the financial statements and schedule of Rainmaker Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California

February 27, 2004